Exhibit 99.1

Contact:	Richard A. Lechleiter Executive Vice President and Chief Financial Officer (502) 596-7734

KINDRED HEALTHCARE EXECUTES NEW MASTER LEASE WITH VENTAS, INC.

FOR 10 EXPIRING LONG-TERM ACUTE CARE HOSPITALS AND AN

AGREEMENT TO FACILITATE THE EARLY DISPOSITION

OF 54 NON-STRATEGIC NURSING CENTERS

LOUISVILLE, Ky. (May 24, 2012) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has entered into a new master lease agreement with Ventas, Inc. (“Ventas”) (NYSE:VTR) for ten long-term acute care (“LTAC”) hospitals. The Company previously announced that it did not renew seven lease renewal bundles containing 54 nursing and rehabilitation centers and ten LTAC hospitals. These same ten LTAC hospitals are covered by the new master lease agreement.

The new master lease agreement will be effective on May 1, 2013 and will have a term of ten years with three five-year renewal options. The annual rent for the new lease will be $28 million and is subject to annual increases based on the increase in the consumer price index (subject to an annual 4% cap). The current annual rent for these ten LTAC hospitals approximates $22 million. These ten LTAC hospitals contain 1,066 licensed hospital beds and generated revenues of approximately $276 million for the year ended December 31, 2011. The terms of the new master lease agreement are substantially similar to the terms of the other master lease agreements between Kindred and Ventas.

Kindred and Ventas also entered into a separate agreement to provide Ventas with more flexibility to accelerate the transfer of the 54 nursing and rehabilitation centers currently leased by Kindred that are scheduled to expire on April 30, 2013.

Management believes that entering into the new master lease agreement, along with the non-renewal of the 54 nursing and rehabilitation centers, will be slightly accretive to the Company’s consolidated earnings per diluted share in 2013. This estimate is based upon a number of assumptions, including the Company’s estimate of the impact of the recent and impending Medicare reimbursement reductions.

Mr. Paul J. Diaz, Chief Executive Officer of the Company, remarked, “We are pleased to have negotiated a mutually beneficial transaction with Ventas that is accretive to Kindred and will allow us to retain all of our LTAC hospitals that were up for renewal, several of which are located in our cluster markets. As we have previously indicated, we believe that our capital investments and management efforts are best focused on home health, hospice and inpatient rehabilitation hospitals, as well as the development of LTAC hospitals and transitional care centers on a selective basis in our key cluster markets.”

Mr. Diaz continued, “Under the separate agreement, Ventas also will be able to re-lease more quickly the skilled nursing centers that we elected not to renew. We hope this will effectively accelerate the transition of these facilities for the benefit of Ventas, the new tenants, our employees and our residents. We will be actively engaged with Ventas as it pursues the re-leasing of these 54 skilled nursing centers and we remain committed to operating these facilities in a manner to achieve the best outcome for all involved. We are excited about these transactions as they are accretive to earnings, further promote our strategic direction and, over the long term, will improve our capital structure by reducing our lease obligations and related leverage.”

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680 South Fourth Street      Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Executes New Master Lease with Ventas, Inc.

May 24, 2012

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”). Healthcare reform is affecting certain of the Company’s businesses and the Company expects that it will impact all of them in some manner. There is also the possibility that implementation of the provisions expanding health insurance coverage or the entire ACA will be delayed, revised or eliminated as a result of court challenges and efforts to repeal or amend the law. The U.S. Supreme Court has heard oral argument on the constitutionality of the ACA and is expected to reach a decision in 2012. These court proceedings, the 2012 presidential election and pending efforts in the U.S. Congress to repeal, amend or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA, or any portions of the ACA that survive the constitutional challenge, on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, the numerous processes required to implement these reforms, and pending judicial review of the ACA, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of the proposed rules issued by CMS on April 24, 2012 which, among other things, would reduce Medicare reimbursement to the Company’s LTAC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. At this time, the Company believes this will result in an automatic 2% reduction on each claim submitted to Medicare beginning February 1, 2013, (e) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s LTAC hospitals, nursing and rehabilitation centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap

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Kindred Healthcare Executes New Master Lease with Ventas, Inc.

May 24, 2012

exception process, (f) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (g) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (which was extended by the ACA), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (h) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare Group, Inc. acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (i) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (j) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (k) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (l) the Company’s ability to meet its rental and debt service obligations and its other obligations under the related agreements, (m) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (n) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (o) the Company’s ability to control costs, particularly labor and employee benefit costs, (p) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (q) the Company’s ability to attract and retain key executives and other healthcare personnel, (r) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (s) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (t) the Company’s ability to successfully dispose of unprofitable facilities, (u) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2011, (v) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (w) the Company’s ability to maintain an effective system of internal control over financial reporting.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-125 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 76,000 employees in 46 states. At March 31, 2012, Kindred through its subsidiaries provided healthcare services in 2,142 locations, including 120 long-term acute care hospitals, six inpatient rehabilitation hospitals, 224 nursing and rehabilitation centers, 26 sub-acute units, 52 hospice and home care locations, 100 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,614 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for four years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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